UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 31, 2009
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT		59116

(Address of principal executive offices)		(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
See disclosure under Item 2.03 below.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 31, 2009, First Interstate BancSystem, Inc. (the “Registrant”) entered into the third amendment to the syndicated credit agreement dated January 10, 2008 with Wells Fargo Bank, National Association, as administrative agent and primary lender thereunder, and the following additional lenders: U.S. Bank National Association; First Tennessee Bank, National Association; and, JPMorgan Chase Bank, National Association (“Credit Agreement”). The amendment includes a revision to certain debt covenants as follows:
•	Registrant will maintain a consolidated total risk-based capital ratio of not less than 11.0% and the Registrant’s bank subsidiary will maintain a total risk-based capital ratio of not less than 10.0%.

•	Registrant will maintain its ratio of non-performing assets to primary equity capital at a percentage not greater than 45.0%.

•	Registrant will maintain its allowance for loan losses in an amount not less than 65.0% of non-performing loans.
The amendment, which became effective on December 31, 2009, includes the waiver of a debt covenant violation resulting from a breach existing as of September 30, 2009. The nature of this breach is described more fully below. The Registrant paid amendment and waiver fees of $54 thousand.
As of December 31, 2009, the outstanding balance under the Credit Agreement term notes was $33.9 million. The Registrant was in compliance with all existing and amended debt covenants as of December 31, 2009.
The description above is a summary of the terms of the amendment. This description does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to Credit Agreement dated as of December 31, 2009 among First Interstate BancSystem, Inc., as Borrower; the Various Lenders identified therein; and Wells Fargo Bank, National Association, as Administrative Agent, a copy of which is attached to this current report as Exhibit 10.20 and is incorporated herein by reference.
The background and facts leading to the third amendment to the Credit Agreement are as follows:
The Registrant is subject to the regulatory capital requirements administered by federal banking regulators and the Federal Reserve. Under capital adequacy guidelines, the Registrant must meet specific capital guidelines that involve quantitative measures of the Registrant’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.
On December 16, 2008, federal banking regulators approved a final rule permitting banking organizations to reduce the amount of goodwill deducted from tier 1 regulatory capital. The final rule, which became effective in January 2009, stated that the regulatory capital deduction for goodwill would be equal to the maximum capital reduction that could occur as a result of a complete write-off of goodwill under generally accepted accounting principles. Based on its interpretation of the final rule, and after consultation with regulatory officials, the Registrant adjusted its risk-based capital calculations to reduce the amount of goodwill deducted from tier 1 regulatory capital by the total tax benefits that will be realized over the full life of the goodwill of approximately 14 years. This application of the rule significantly increased the Registrant’s consolidated and bank subsidiary tier 1 and total risk-based capital ratios as of March 31, 2009, June 30, 2009 and September 30, 2009.
Due to diversity in the application of the final rule by banking organizations, in August 2009 the American Bankers Association recommended to the federal banking regulators that they clarify and interpret their capital adequacy guidelines to permit the amount of goodwill that must be deducted from tier 1 capital to be reduced by an amount that equals the total tax benefits that could be realized by a banking organization over the full tax life of the goodwill. In October 2009, the federal banking regulators responded to the American Bankers Association in an interagency letter. The interagency letter clarified that the amount of goodwill subject to deduction from tier 1 capital must be reduced by any associated deferred tax liability recognized under generally accepted accounting principles at the financial reporting date rather than by the total tax benefits that could be realized over the full tax life of the goodwill.
The Registrant reviewed the interagency letter and contacted its regulatory officials to confirm that the position expressed in the letter would apply to the Registrant notwithstanding the prior consultation and interpretive position taken by the Registrant. In December 2009, the Registrant concluded that its prior interpretive position was inconsistent with guidance provided in the October 2009 interagency letter.
Based on the guidance provided by the federal banking regulators in the October 2009 interagency letter, the Registrant revised the calculation of its risk-based capital ratios to reduce goodwill deducted from tier 1 capital by the deferred tax liability recognized under generally accepted accounting principals at each reporting date rather than by the total tax benefits that would be realized over the remaining tax life of the goodwill.

The table below shows the Registrant’s revised risk-based capital ratios as of the dates indicated.

	September 30, 2009		June 30, 2009		March 31, 2009
		Previously		Previously		Previously
	Revised	Reported	Revised	Reported	Revised	Reported
Total risk-based capital ratio:
Consolidated entity	11.51%	12.21%	11.12%	11.93%	10.95%	11.90%
First Interstate Bank	11.67	12.37	10.88	10.90	10.73	10.65
First Western Bank-Wall	NA	NA	13.19	13.71	12.78	12.70
First Western Bank-Sturgis	NA	NA	13.49	13.83	13.74	13.02

Tier 1 risk-based capital ratio:
Consolidated entity	9.57%	10.28%	9.19%	10.01%	9.02%	9.98%
First Interstate Bank	10.12	10.82	9.28	9.31	9.13	9.06
First Western Bank-Wall	NA	NA	11.92	12.44	11.52	11.44
First Western Bank-Sturgis	NA	NA	12.23	12.57	12.48	11.77

Leverage capital ratio:
Consolidated entity	7.33%	7.96%	7.39%	8.06%	7.36%	8.06%
First Interstate Bank	7.72	8.36	7.37	7.39	7.35	7.28
First Western Bank-Wall	NA	NA	9.83	10.27	9.94	9.87
First Western Bank-Sturgis	NA	NA	10.58	10.89	10.82	10.19
The Registrant’s capital levels, in all cases, exceeded the “well-capitalized” regulatory capital guidelines.
Revisions to the Registrant’s September 30, 2009 risk-based capital ratios resulted in the breach of a financial performance covenant related to risk-based capital ratios included in the Credit Agreement, thereby resulting in the third amendment to the Credit Agreement as discussed above.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains a “forward-looking statement” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, related to the Registrant’s belief that it is in compliance with all amended and existing debt covenants as of December 31, 2009. This statement involves inherent risks and uncertainties because the Registrant has neither completed its normal year-end accounting nor has it prepared its financial statements as of and for the year ended December 31, 2009. These activities are required to be completed before the Registrant can make a determination of compliance with certain financial covenants contained in the Credit Agreement. Therefore, it is possible actual results could differ materially from the Registrant’s belief expressed in such forward-looking statement.
Because the foregoing factors could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, undue reliance should not be placed on any forward-looking statement. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of future events or developments.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.20	Third Amendment to Credit Agreement dated as of December 31, 2009, among First Interstate BancSystem, Inc., as Borrower; the Various Lenders identified therein; and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 4, 2010

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer